Exhibit 32

  Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Banta Corporation (the "Corporation"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended June 28, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



                                       /s/ Stephanie A. Streeter
                                       -------------------------
                                       Stephanie A. Streeter
                                       President and Chief Executive Officer

                                       /s/ Gerald A. Henseler
                                       ----------------------
                                       Gerald A. Henseler
                                       Executive Vice President and Chief
                                       Financial Officer

                                       Date: August 8, 2003